Exhibit 99.(i)(ii)

February 28, 2007

AIG Series Trust
Harborside Financial Center
32000 Plaza 5
Jersey City, NJ 07311-4992

Re:                               AIG Series Trust
Securities Act Registration Statement No. 333-111662 Post-Effective Amendment No. 9
(the “Registration Statement”)
Investment Company Act File No. 811-21482

Ladies and Gentlemen:

We have acted as counsel for AIG Series Trust (the “Registrant”) and its investment series 2010 High Watermark Fund, 2015 High Watermark Fund, 2020 High Watermark Fund, Long Horizon Fund and Short Horizon Income Fund (the “Funds”), and are familiar with the Registrant’s Registration Statement with respect to the Funds under the Securities Act of 1933, as amended. Registrant is organized as a statutory trust under the laws of the State of Delaware.

We have examined the Registrant’s Certificate of Trust as filed with the Secretary of State of Delaware and the Declaration of Trust as amended and restated, as well as the minutes of the Board of Trustees of the Registrant relating to the authorization and issuance of shares of beneficial interest of each Fund of the Registrant, and such other documents and matters as we have deemed necessary to enable us to render this opinion.

Based upon the foregoing, we are of the opinion that the Funds’ shares proposed to be sold pursuant to the Registration Statement, when it becomes effective, have been validly authorized and, when delivered by Registrant against receipt of the net asset value of the shares of the Funds and in the form of consideration as described in the Registration Statement, will be legally and validly issued and will be fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Securities and Exchange Commission in connection with the offering of the Registrant’s shares of beneficial interest, as indicated above, and to the reference to our firm, as counsel to Registrant, in the Funds’ Prospectus to be dated as of the effective date of the Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent. In giving such consent, we do not hereby admit that we are within the category of person whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP